EXHIBIT 99
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                              FOR IMMEDIATE RELEASE
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  Mr. S. Tucker S. Johnson resigns as Director of SVB Financial Services, Inc.
                            and Somerset Valley Bank

Somerville, NJ...September 28, 2000 Robert P. Corcoran, President and CEO of SVB Financial Services, Inc. and Somerset Valley Bank, announced today that Mr. S.
Tucker S. Johnson, of Hobe Sound, Florida, has resigned from the Board of Directors, effective Thursday, September 28, 2000.

     "Mr. Johnson was one of the founding incorporators of the Bank and a valued director. His counsel will be missed," said Corcoran.

     Somerset Valley Bank operates offices in Somerville (2), Hillsborough, Bridgewater, Manville, Aberdeen, Bernards and at the Arbor Glen Retirement Community. The Bank will open a branch on Oak Tree Road in Edison by the end of 2000. Through a joint venture with International Planning Alliance, known as Somerset Valley Financial LLC, the Company offers life, health and disability insurance services along with financial planning and retirement services. The Company also offers access to discount brokerage services through its website via its recent venture with National Discount Brokers.

     SVB Financial Services,  Inc. is traded on the NASDAQ National Market under
the   trading   symbol   SVBF  and  can  be   accessed   via  the   Internet  at
www.somersetvalleybank.com.

     The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by an "asterisk" (*) or may use such forward-looking terminology as " expect", " look", " believe", " anticipate", " may", " will", or similar statements or variations of such terms or otherwise express views concerning trends and the future. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the direction of interest rates, continued levels of loan quality and origination volume, continued relationships with major customers including sources for loans, as well as the effects of economic conditions and legal and regulatory barriers and structure, including those relating to the deregulation of the financial services industry. Actual results may differ materially from such forward-looking statements. SVB Financial Services, Inc. assumes no obligation for updating any such forward-looking statement at any time.